EXHIBIT 10.42
SUPERNUS PHARMACEUTICALS, INC. 2021 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AGREEMENT
SUPERNUS PHARMACEUTICALS, INC. STRONGLY ENCOURAGES YOU TO SEEK THE ADVICE OF YOUR OWN LEGAL AND FINANCIAL ADVISORS WITH RESPECT TO YOUR AWARD AND ITS TAX CONSEQUENCES.
This Restricted Stock Unit Agreement (this “Agreement”) is made and entered into as of the date set forth below (the “Grant Date”) by and between SUPERNUS PHARMACEUTICALS, INC. (the “Company”) and the Employee (the “Participant”) who has signed or electronically accepted this Agreement in the manner specified in the Participant’s online account with the designated third-party plan administrator (“Third-Party Administrator”), pursuant to and subject to the Supernus Pharmaceuticals, Inc. 2021 Equity Incentive Plan (the “Plan”), which is incorporated herein by reference. Capitalized terms not explicitly defined in this Agreement shall have the meaning set forth in the Plan.
1.    Grant of Restricted Stock Units. Pursuant to the Plan, the Company hereby issues to Participant, on the Grant Date, an Award consisting of, in the aggregate, the number of Restricted Stock Units communicated to the Participant through his or her online account with the Third-Party Administrator (the “Restricted Stock Units”). Each Restricted Stock Unit represents the right to receive one share of Stock (a “Share”), subject to the terms and conditions set forth in this Agreement and the Plan.

2.    Consideration. The grant of the Restricted Stock Units is made in consideration of the services to be rendered by the Participant to the Company.

3.    Vesting.

3.1    Except as otherwise provided herein, provided that the Participant remains in Continuous Service through the applicable vesting date, the Restricted Stock Units will vest in accordance with the schedule communicated to the Participant through his or her online account with the Third-Party Administrator (the period during which restrictions apply, the “Restricted Period”):
Once vested, the Restricted Stock Units become “Vested Units.”
3.2    The foregoing vesting schedule notwithstanding, if Participant ceases to be an employee for any reason at any time before all of Participant’s Restricted Stock Units have vested, Participant’s unvested Restricted Stock Units shall be automatically forfeited upon the termination of Participant’s termination of employment and neither the Company nor any Affiliate shall have any further obligations to Participant under this Agreement. Notwithstanding the foregoing, if Participant ceases to be an employee by reason of Participant’s death or disability, the Administrator may, in its sole discretion, accelerate the vesting of some or all of the unvested Restricted Stock Units held by Participant.
3.3    If the Company engages in a Covered Transaction, the Administrator may, in its sole discretion, take (or refrain from taking) any of the actions described in Section 7(a) of the Plan with respect to unvested Restricted Stock Units held by Participant. If the Administrator does not cause the unvested Restricted Stock Units to be assumed, substituted, cashed out or accelerated as permitted under Section 7(a) of the Plan in connection with a Covered Transaction, all unvested Restricted Stock Units shall immediately terminate without any payment or consideration by the Company upon the closing of the Covered Transaction.
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4.    Restrictions.
Subject to any exceptions set forth in this Agreement or the Plan, during the Restricted Period and until such time as the Restricted Stock Units are settled in accordance with Section 6, the Restricted Stock Units or the rights relating thereto may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the Restricted Stock Units or the rights relating thereto shall be wholly ineffective and, if any such attempt is made, the Restricted Stock Units will be forfeited by the Participant and all of the Participant’s rights to such units shall immediately terminate without any payment or consideration by the Company.

5.    Rights as Shareholder; Dividends Equivalents.
5.1    The Participant shall not have any rights of a shareholder with respect to the shares of Common Stock underlying the Restricted Stock Units including, but not limited to, voting rights and the right to receive or accrue dividends or dividend equivalents.
5.2    Upon any Shares being issued pursuant to Section 6 of this Agreement following any Restricted Stock Units becoming Vested Units, Participant shall be the record owner of the Shares unless and until the Shares are sold or otherwise disposed of, and as record owner shall be entitled to all rights of a stockholder of the Company (including voting and dividend rights).
6.    Settlement of Restricted Stock Units.
6.1    Subject to Section 9 of this Agreement, promptly following the vesting date, and in any event no later than March 15 of the calendar year following the calendar year in which the vesting occurs, the Company shall (a) issue and deliver to Participant the number of Shares equal to the number of Vested Units; and (b) enter Participant’s name on the books of the Company as the shareholder of record with respect to the Shares delivered to Participant.
6.2    To the extent that Participant does not vest in any Restricted Stock Units, all interest in the unvested Restricted Stock Units shall be forfeited. Participant has no right or interest in any Restricted Stock Units that are forfeited.
7.    No Right to Continued Service.
Neither the Plan nor this Agreement shall confer upon the Participant any right to be retained in any position, as an Employee, Consultant or Director of the Company. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate the Participant’s Continuous Service at any time, with or without Cause.
8.    Adjustments.
If any change is made to the outstanding Common Stock or the capital structure of the Company, if required, the Restricted Stock Units shall be adjusted or terminated in any manner as contemplated by Plan Section 7. b.

9.    Tax Liability and Withholding

9.1    The Participant shall be required to pay to the Company, and the Company shall have the right to deduct from any compensation paid to the Participant pursuant to the Plan, the amount of any required withholding taxes in respect of the Restricted Stock Units and to take all such other action as the Committee deems necessary to satisfy all obligations for the payment of such withholding taxes. The Committee may permit the Participant to satisfy any federal, state or local tax withholding obligation by any of the following means, or by a combination of such means:
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(a)    tendering a cash payment.
(b)    authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable or deliverable to the Participant as a result of the vesting of the Restricted Stock Units; provided, however, that no shares of Common Stock shall be withheld with a value exceeding the [minimum/maximum] amount of tax required to be withheld by law.

(c)    delivering to the Company previously owned and unencumbered shares of Common Stock.
9.2    Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting or settlement of the Restricted Stock Units or the subsequent sale of any shares; and (b) does not commit to structure the Restricted Stock Units to reduce or eliminate the Participant’s liability for Tax-Related Items.
10.    Clawback/Recovery.
All Awards granted under the Plan and this Agreement (and all Shares issued to Participant and all payments of Tax-Related Items made by the Company on Participant’s behalf) will be subject to recoupment in accordance with the Company’s Clawback Policy adopted by the Board of Directors of the Company on February 24, 2017, as amended and restated on November 1, 2023, and as it may be further amended from time to time (the “Incentive Compensation Recoupment Policy”).
No recovery of compensation under the Incentive Compensation Recoupment Policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company.
11.    Compliance with Securities Laws.
The issuance and transfer of Shares in connection with the Restricted Stock Units shall be subject to compliance by the Company and Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s Shares may be listed. No Shares shall be issued or transferred unless and until any then applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Company may require, as a condition to issuance of Shares to Participant, that Participant make such representations or agreements as counsel for the Company may consider appropriate to avoid violation of the Securities Act or any applicable state or foreign securities laws. The Company may require that certificates representing Shares bear an appropriate legend reflecting any restriction on transfer applicable to the Shares, and the Company may hold certificates pending lapse of the applicable restrictions.
12.    Notices.
Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the Secretary of the Company at the Company’s principal corporate offices. Any notice required to be delivered to the Participant under this Agreement shall be in writing and addressed to the Participant at the Participant’s address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.
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13.    Governing Law.

This Agreement will be construed and interpreted in accordance with the laws of the State of Delaware without regard to conflict of law principles.
14.    Interpretation.
Any dispute regarding the interpretation of this Agreement shall be submitted by the Participant or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final and binding on the Participant and the Company.
15.    Restricted Stock Units Subject to Plan.
This Agreement is subject to the Plan as approved by the Company’s shareholders. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.
16.    Successors and Assigns.
The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Participant and the Participant’s beneficiaries, executors, administrators and the person(s) to whom the Restricted Stock Units may be transferred by will or the laws of descent or distribution.
17.    Severability.
The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.
18.    Discretionary Nature of Plan.
The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the Restricted Stock Units in this Agreement does not create any contractual right or other right to receive any Restricted Stock Units or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Participant’s employment with the Company.
19.    Amendment.
The Committee has the right to amend, alter, suspend, discontinue or cancel the Restricted Stock Units, prospectively or retroactively; provided, that, no such amendment shall adversely affect the Participant’s material rights under this Agreement without the Participant’s consent.
20.    Section 409A.
This Agreement is intended to comply with Section 409A of the Code or an exemption thereunder and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Section 409A of the Code. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A of the Code and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other
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expenses that may be incurred by the Participant on account of non-compliance with Section 409A of the Code.
21.     Counterparts.
This Agreement may be executed or electronically accepted, which shall be deemed an original in the manner specified in the Participant’s online account with the Third-Party Administrator.
22.    Acceptance.
By executing or electronically accepting this Agreement in a manner specified in the Participant’s online account with the Third-Party Administrator, the Participant hereby acknowledges receipt of a copy of the Plan and this Agreement and acknowledges that information received by the Participant through his or her online account with the Third-Party Administrator (such as vesting conditions and number of Restricted Stock Units) is incorporated herein by reference. The Participant has read and understands the terms and provisions thereof, and accepts the Restricted Stock Units subject to all of the terms and conditions of the Plan and this Agreement.
The Participant acknowledges that there may be adverse tax consequences upon the vesting or settlement of the Restricted Stock Units or disposition of the underlying shares and that the Participant has been advised to consult a tax advisor prior to such vesting, settlement or disposition.

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